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                                                                   EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report for Source One Wireless, Inc. and Subsidiaries dated March 31, 2000 (and to all references to our firm) included in or made a part of this Amendment No. 3 to Form S-1 Registration Statement of Aquis Communications Group, Inc.




ARTHUR ANDERSEN LLP

Chicago, Illinois
October 5, 2001